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The following documents are attached:
1.	PowerPoint Presentation of Scientific Conservation, Inc. dated July 2011

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iRCx(tm) powered by SCIwatch (tm) Energy Efficiency through Advanced Diagnostics July 2011

About SCI

- Founded 2007
- HQ ~ San Francisco ♦ Tech Center ~ Atlanta
- SCIwatch™ a building diagnostics platform delivered as a service (SaaS)
- Funded By DFJ Growth Fund (Barry Schuler), DFJ, the Westly Group, and Triangle Peak Partners; Strategic investors include GE, Intel
- **6/27/11 Signed definitive agreement to acquire Servidyne (NASDAQ: SERV) in an all-cash transaction—when completed, combined company will be SCIenergy, Inc.**


ATLANTA BUSINESS CHRONICLE
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Scientific Conservation snatching up Servidyne in $13M buy


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Scientific Conservation Launches, Brings Predictive Analytics to Buildings

Scientific Conservation™

Sound investor support and credible executive experience

Building Performance Tracking Handbook From California Commissioning Collaborative* "...a long term strategy for supporting the continuous improvement of building systems...a process that monitors how efficiently a building meets its occupant needs." needs." needs." needs." needs." needs." *Prepared by Portland Energy Conservation, Inc. (PECI); Funded by CEC's Public Interest for Energy Research (PIER) Program, 2011 Building operators often lack resources to implement both energy & system tracking tools Basic Tools "Beyond Basic" Tools

Adv. EIS/FDD Customer Pain Points Multiple challenges depending on your perspective BAS Meter Data Tracking energy and/or systems typically resides with the building engineer, who is already resource constrained

SCI's Vision-The Energy Cloud SCI's building & energy experts support cloud-based software applications to deliver sustainable cost-savings to customers SCIwatch-SCI's SaaS platform-is designed to keep buildings on a path to operational excellence

iRCx SCI's Vision-Begins with iRCx What is iRCx? "Intelligent" Retro-commissioning (RCx) powered by SCIwatch's automated fault detection/diagnostics (FDD) How is iRCx different? SCIwatch enables commissioning agents to quickly identify & complete low/no-cost projects- accelerating cost savings SCIwatch sustains energy cost savings by detecting drift and quantifying the related cost for better decision-making Demand response assessment audit can be conducted for future enrollment (if applicable) May qualify for RCx rebates, OR emerging monitoring-based commissioning rebates, or even rebates for identified projects

iRCx Value

iRCx Process	Description	Customer Benefit
Planning	Working with owners/ operators to prioritize actions across a portfolio	Stakeholder buy-in
Investigation		
SCIwatch	Connecting to BAS to enable sensor tests, system diagnostics	Accelerates RCx by 1-2 months
SCItrack	[optional] Advanced EIS to establish baseline & provide energy analytics	5-10% energy savings typical from visibility
Implementation Low/No-Cost Projects	Building/energy experts on-site to assist/manage projects with < 1-year payback projects	6-15%* (Servidyne experience over 200 buildings)
Ongoing Commissioning—SCIwatch	Neural net-software provides predictive maintenance on HVAC systems;	Locks-in Savings above. Also… •Avoids energy cost caused by 'drift' •Improves productivity of building engineers; reduces emergency svc •Increases equipment life •Increases customer satisfaction!

*12-20% energy savings typical from RCx (LBNL, 2009)

Scientific Conservation™

Systems Tracking-SCIwatch Software-as-a-service (SaaS) solution for building owners/managers to optimize the performance of connected building systems-namely, HVAC, lighting, refrigeration, etc. Solution is scalable, cost-effective and yields measurable returns Primary benefits from optimizing building performance through fault detection & diagnostics include: More effective maintenance-i.e., predictive vs. time-based, targeted at faults that drive energy expense and/or equipment failure Energy savings-building HVAC/lighting account for > 50% of energy use Risk mitigation-visibility into pending failures of capital-intensive assets (insurance savings)

Energy Tracking-SCItrack Energy Tracking-SCItrack SCItrack enables customers to monitor energy consumption from meters/ submeters, and target opportunities for energy and cost- savings. Additionally, SCItrack can establish a baseline, and provide electronic measurement & verification for energy conservation measures

SCIwatch/RCx Payback Scenario-12-15 months Building Performance Overview Building Performance Overview Situation Overview REIT-owned, single building, multi-tenant 349,000 sq ft Energy Energy Intensity $2.50/sq ft; no sub-metering or consumption tracking Systems BAS: ALC Pricing utility rebated for 1st year Cost savings assumptions attributed to energy savings only-ramping to 10% by year 2. We expect other savings from maintenance productivity and reduced outages/failures-not included in payback analysis.

SCI (with Servidyne)? SCIenergy SCIenergy is responding to customer interest in being a trusted advisor with a comprehensive solution set to sustain savings and offer exciting new applications and offer exciting new applications and offer exciting new applications and offer exciting new applications and offer exciting new applications Basic Tools "Beyond Basic" Tools iRCx is the deployment methodology to help customers migrate to 'beyond basic' SCIenergy(tm) Cloud Apps EnergyCheck(r) iTendant

SCIenergy™ Cloud—a Platform for Energy AND Systems Tracking
Scientific Conservation (SCI) has built the world’s first cloud-based energy management platform—the SCIenergy Cloud—that will provide an integrated solution for building owners and operators to track both energy consumption and building systems.
Building engineers are at the forefront of initiatives to reduce energy consumption and manage sustainability/green building, in addition to their primary role of maintaining the critical systems of a facility. Yet the tools at their disposal typically include only utility meters and a building’s automation system.
SCI, along with its strategic partner, Servidyne, are offering a path to energy savings through its Intelligent Retro-Commissioning process—iRCx™. The solution combines the energy savings potential of retro-commissioning with technology to sustain it. iRCx starts with the implementation of the world’s leading fault detection & diagnostics SCIwatch, delivered via Software-as-a-Service (SaaS). SCIwatch avails data that is critical for a retro-commissioning agent to identify an expanded list of faults and validate opportunities for energy savings. With full visibility of a building’s connected systems, retro-commissioning and engineering professionals from Servidyne conduct their investigations, and implement “low/no-cost” projects that have quick payback periods and verified energy savings potential. SCIwatch’s predictive diagnostics then sustains the savings and further identifies “drift”. Building engineers enjoy a paradigm shift on maintenance—keeping systems at optimal performance on a just-in-time basis rather than on a time-based schedule. Other product capabilities in the SCIenergy Cloud include:
•	SCItrack™—tracks energy consumption from utility meters, including submeters. Establishes baseline consumption, and provides analytics to evaluate deviations in real-time.

•	LEED® Online App (coming soon)—uses SCIwatch and automates the online reporting to the USGBC for LEED for EBOM certification or re-certification. Satisfies the ongoing commissioning requirement.

•	iTendant®—Servidyne’s computer maintenance management system (CMMS) for commercial office buildings and hotels. Includes SmartRoute® messaging system to communicate with service employees and/or contractors. Integrates with SCIwatch for unscheduled and predictive maintenance work orders, and utilizes common smart phone platforms for communications and data entry.

“Call it green magic. According a pair of studies that offer the first broad-scope examination of the economics of green buildings, green buildings really do it all: lower operating costs, boost rental rates, increase sales values and even improve occupancy rates.”
- Adam Aston, Business Week
iRCx—The Starting Point for Managing Building Performance
In 2011, the California Commissioning Collaborative authored The Building Performance Handbook to identify current tools and emerging technologies for tracking energy and systems in buildings. The handbook addresses the obvious relationship between the two, but recognizes the lack of comprehensive tools that bridge energy and systems. The SCIenergy Cloud is the most comprehensive platform available, and its core features are extensible to the portfolio level. But, technology tools aren’t enough! Building engineers and energy managers are more resource-constrained than ever. Under the Strategic partnership, SCI, coupled with Servidyne’s leading retro-commissioning and energy services engineers take a turnkey approach to delivering savings and installing the tools to maintain them. Experience to date suggests cost savings based on energy consumption alone in the 6%-15% range, supporting payback periods of less than 12 months. Maintenance savings, extended equipment lifecycles, improved tenant comfort, and productivity savings for sustainability reporting are also expected.
From the PECI-authored Building Performance Handbook, developed with funding from California Energy Commission’s PIER Program, 2011
True Portfolio Management
The SCIenergy Cloud offers a single portal for tracking energy and building systems across a corporate real estate portfolio. Whether you simply need data to support reporting, or are interested in understanding how faults or energy consumption might be indicative of a design, procurement, or policy decision, the SCIenergy Cloud offers the ability to roll data up, or isolate specific assets, buildings, regions, or even business units.
SCI is continuously building new functionality from the bottom up. We recognize that our success is based on your ability to realize operational cost savings quickly. We would welcome the opportunity to be your partner in that endeavor.
Scientific Conservation Inc. (SCI) is a leading provider of energy efficiency via Predictive Diagnostics and Analytics solutions for the commercial building market. The company’s suite of energy & systems management solutions uses the industry’s first Software-as-a-Service (SaaS) platform to reduce annual energy spending by comparing predicted energy and system efficiencies against real-time operation. In June 2011, SCI signed a definitive agreement to acquire 100% of Servidyne, a leading energy management company, in an all-cash transaction. The integrated company will operate as SCIenergy, Inc. SCI is backed by some of the most active and successful investors in the cleantech space—Draper Fisher Jurvetson (DFJ), DFJ Growth Fund, the Westly Group, Triangle Peak Partners, GE, and Intel Capital. The management team includes more than a century of experience in building controls, energy services, software, and green building. SCI was recently selected as one of 12 partners in GE’s Ecomagination Challenge, and counts GE among its strategic customers. For more information, please visit www.scientificconservation.com, www.servidyne.com, or www.scienergy.com.

ADDITIONAL INFORMATION ON THE MERGER AND WHERE TO FIND IT
     This communication does not constitute a solicitation of any vote or approval. In connection with the proposed merger, Servidyne, Inc. has filed a preliminary proxy statement with the SEC, and will file and deliver a definitive proxy statement to its shareholders. Servidyne shareholders are urged to read the proxy statement, as well as other documents filed with the SEC, because they will contain important information about the merger. The proxy statement and other documents Servidyne files with the SEC are available free of charge at the SEC’s web site (www.sec.gov) or from Servidyne’s website (www.servidyne.com) under the tab “Investor Relations” and then under the heading “All SEC Filings”. Free copies of Servidyne’s filings also may be obtained by directing a request to investorrelations@servidyne.com.
     Servidyne and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Servidyne’s shareholders with respect to the proposed transaction. Information about the directors and executive officers of Servidyne is included in Servidyne’s preliminary proxy statement for its special meeting of shareholders filed with the SEC on July 18, 2011, and in its definitive proxy statement for its 2010 annual meeting of shareholders filed with the SEC on July 28, 2010. More or different information may be set forth in the definitive proxy statement for the special meeting and other documents to be filed with the SEC in connection with the proposed merger.
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this communication, including without limitation, statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “plan,” “project,” “forecast,” “should,” and words of similar import, are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements included in this communication include, without limitation, statements regarding the expected closing of the proposed transaction, which projections are subject to the risk of nonsatisfaction of closing conditions, among other risks. Forward-looking statements involve known and unknown risks, uncertainties, and other matters which may cause the actual results, performance, or achievements of Servidyne to be materially different from any future results, performance, or uncertainties expressed or implied by such forward-looking statements. Factors affecting forward-looking statements in this release include, without limitation, the factors identified under the caption “Risk Factors” in the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2011, as such factors may be updated from time to time by subsequent Servidyne SEC reports. Servidyne does not undertake to update these forward-looking statements.